                                                                     EXHIBIT 4.1

                          FINANCIAL TIMES INFORMATION
                               A PEARSON COMPANY
                                INTERACTIVE DATA
                                 14 WALL STREET
                            NEW YORK, NEW YORK 10005
                                 (212) 306-6596
                                FAX 212-306-6698

March 5, 1997


Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Unit Investment Trust Division
P.O. Box 9051
Princeton, New Jersey 08543-9051
The Chase Manhattan Bank
1 Chase Manhattan Plaza--3B
New York, New York 10081


Re: Defined Asset Funds--Corporate Income Fund
     Intermediate Term Series--28
     (A Unit Investment Trust) Units of Fractional Undivided Interest-Registered Under the Securities Act of 1933, File No. 33-37445)

Gentlemen:

     We have examined the Registration Statement for the above captioned Fund.

     We hereby consent to the reference to Interactive Data Services, Inc. in the Prospectus contained in the Post-Effective Amendment No. 6 to the Registration Statement for the above captioned Fund and to the use of the evaluations of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

     You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                          Very truly yours,
                                          RICHARD D. YOSUA
                                          Vice President